Pricing Supplement No. 30         Dated 7/21/98                Rule 424(b)(3)
(To Prospectus dated April 20, 1995 and                     File No. 33-58667
Prospectus Supplement dated April 20, 1995)              CUSIP No. 78355H GV5


$400,000,000


RYDER SYSTEM, INC.

Medium-Term Notes, Series 12
(Registered Notes--Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:      $16,500,000

Issue Price:                   100

Issue Date:                7/24/98

Maturity Date:             7/24/03

Interest Rate:               6.32%

Form:  [X] Book Entry                 [ ]  Certificated

Redemption:  [X] The Notes cannot be redeemed prior to maturity.
             [ ] The Notes may be redeemed prior to maturity.

    Terms of Redemption: --

Repayment at option of holder:        [X]   The holder has no option to
                                            elect repayment of the Notes
                                            prior to maturity.

                                      [ ]   The Notes are repayable prior
                                            to maturity at the option of
                                            holder.

    Terms of Repayment:  --

Discount note:    [  ]  Yes           [X]  No

         Total Amount of OID:  --

         Yield to Maturity:  --

         Initial Accrual Period OID: --

Name of Agent and Agent's Discount or Commission:

      Merrill Lynch                    $20,000
      Morgan Stanley & Co.             $20,000
      Salomon Smith Barney             $17,500
      JP Morgan                        $25,000

Additional Terms: